UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2017

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01   Entry into a Material Definitive Agreement.

First Amendment to Note Purchase Agreement and Notes

On December 29, 2017, Napo Pharmaceuticals, Inc. (“Napo”), a wholly-owned subsidiary of Jaguar Health, Inc. (the “Company”), entered into an amendment (the “First Amendment”) to the Note Purchase Agreement and Notes (each as defined below) with each of the purchasers (the “Purchasers”) party to the Note Purchase Agreement, dated March 1, 2017, by and among the Napo  and the Purchasers (as amended, the “Note Purchase Agreement”). In connection with the First Amendment, Napo amended the original issue discount exchangeable promissory notes previously issued to the Purchasers on March 1, 2017 (the “First Tranche Notes”) and April 27, 2017 (the “Second Tranche Notes” and together with the First Tranche Notes, the “Notes”) pursuant to the Note Purchase Agreement to, among other things, (a) increase the principal amount outstanding under the First Tranche Notesand the Second Tranche Notes by twelve percent (12%), (b) lower the price at which the Notes are exchangeable for shares (the “Exchange Shares”) of the Company’s common stock (the “Common Stock”) from $0.56 per share to $0.20 per share, and (c) extend the maturity date of the First Tranche Notes from December 1, 2017 to February 15, 2018 and the Second Tranche Notes from January 27, 2018 to April 1, 2018.

In connection with the First Amendment, the Company also issued 2,492,084 shares (the “Shares”) of Common Stock to the Purchasers as repayment of $299,050.08 principal amount of the First Tranche Notes.  Following such repayment and the 12% increase to the outstanding balance of the Notes described above, $435,949.92 and $735,000.00 principal amount remain outstanding under the First Tranche Notes and Second Tranche Notes, respectively.

The Notes and the Shares were offered and sold pursuant to an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The Note Purchase Agreement includes a blocker provision that prevents the issuance of Exchange Shares if such issuance, when aggregated with prior issuances of Exchange Shares under the Note Purchase Agreement, would violate NASDAQ Listing Rule 5635, unless stockholder approval is first obtained by the Company.  Pursuant to the terms of the Note Purchase Agreement, the Company is required to file a registration statement to register the resale of the Exchange Shares on or before January 31, 2018.

The form of Note and the Note Purchase Agreement are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K, and such documents are incorporated herein by reference. The foregoing is only a brief description of the material terms of the Notes and the Securities Purchase Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.02   Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety.

Item 8.01    Other Events.

On December 27, 2017, the Company delivered a notice to L2 Capital, LLC (“L2 Capital”) of its decision to exercise the option to increase the number of shares of Common Stock available for issuance under the Company’s previously announced equity line of credit from 10,000,000 shares to 17,808,142 shares of Common Stock at a fixed price of $0.52 per share (or such other price agreed upon between the Company and L2 Capital) (the “Upsize Option”). In consideration for the Company’s exercise of the Upsize Option, the Company issued 1,000,000 shares of Common Stock to L2 Capital as a commitment fee.

Item 9.01      Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description
4.1	Form of First Amended Original Issue Discount Exchangeable Promissory Note.

10.1	First Amendment to the Note Purchase Agreement and Notes, dated December 29, 2017, by and among Jaguar Health, Inc. and the purchasers named therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

By:	/s/ Karen S. Wright
	Name:	Karen S. Wright
	Title:	Chief Financial Officer

Date: January 2, 2018

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